Exhibit 99

Media Contact:    Tom Robinson
   816-556-2902

Investor Contact:    Todd Allen
   816-556-2083

FOR IMMEDIATE RELEASE

GREAT PLAINS ENERGY ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

KANSAS CITY, MO, August 3, 2005 – Great Plains Energy Incorporated (NYSE:GXP) today announced second quarter 2005 earnings available for common shareholders of $21.5 million or $0.29 per share, compared to second quarter 2004 earnings of $41.2 million or $0.59 per share. Ongoing earnings, which exclude the impact of KLT Gas discontinued operations, were $25.1 million or $0.34 per share, compared to $41.0 million or $0.59 per share in the second quarter of 2004.

Year to date June 30, 2005, earnings were $41.3 million or $0.55 per share, compared to $68.1 million or $0.98 per share for the same period last year. Ongoing earnings for the first six months were $44.9 million or $0.60 per share, compared to $70.1 million or $1.01 per share for same period last year.

The decrease in second quarter earnings compared to the same period in 2004 was primarily driven by continued lower retail margins and transitional transmission charges recorded by Strategic Energy, and the timing of reductions of affordable housing investments. Reduced wholesale sales related to the extended refueling outage at Wolf Creek also contributed to lower second quarter earnings when compared to 2004. In addition, year to date earnings were impacted by higher operating expenses at Kansas City Power & Light (KCP&L) and plant outages that reduced wholesale revenue. These items more than offset favorable weather and higher wholesale prices experienced by KCP&L.

“We have confidence in our full-year guidance of $2.05 to $2.20 per share,” said Chairman Michael Chesser. “The challenges we faced in the first part of the year, including lower wholesale sales at KCP&L and a transitional transmission charge at Strategic Energy, should be offset by positive developments in the second half, including tax impacts, the timing of reductions in affordable housing investments, the regulatory treatment of pension expenses, and more favorable weather than we experienced a year ago.

“In addition, we are buoyed by the unanimous approval of our Comprehensive Energy Plan in Missouri and anticipate a similar result soon in Kansas. This will allow us to build the generation we need to support our region’s strong economic growth. And, it sets the stage for continued strong performance for our shareholders and customers well into the future.”

Kansas City Power & Light

KCP&L, an integrated, regulated electric utility, earned $29.1 million in the second quarter 2005, compared to $32.6 million in the same period last year. Second quarter 2005 revenues were $272.1 million, down slightly from the same quarter last year.

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Retail revenues increased $11.2 million to $231.9 million compared to the same quarter last year driven by 20% warmer than normal weather. This increased retail usage and, to a greater extent, a scheduled refueling outage at Wolf Creek, reduced the volume available for wholesale, resulting in decreased wholesale revenues of $12.7 million compared to the same quarter last year. During the second quarter, KCP&L completed the refueling outage at Wolf Creek in 40 days, roughly one week longer than originally scheduled.

In addition to the slightly lower revenues, earnings were also impacted by higher operating expenses. Despite lower generation, fuel costs were slightly higher due to increases in the cost of coal and coal transportation, as well as an unfavorable fuel mix when compared to the prior year period. Also, other operating expenses were $4.4 million higher due to numerous factors.

Year to date June 30, 2005, KCP&L’s earnings were $39.9 million, compared to $54.2 million in the same period last year driven by a $15.0 million increase in operating and maintenance expenses, and the effect of longer than anticipated scheduled and unplanned outages on wholesale sales, which more than offset favorable weather, higher wholesale prices and lower interest and income tax expenses.

Strategic Energy

Strategic Energy, a competitive electricity supplier, earned $3.7 million in the second quarter of 2005, compared to $9.3 million in the same period last year. Second quarter revenues increased 6% from the same period last year to $359.6 million, while retail MWhs delivered during the quarter grew slightly to 5.2 million. Results for this quarter were impacted by a $3.0 million favorable net change in fair values related to energy contracts that do not qualify for hedge accounting and from hedge ineffectiveness and a $7.2 million RTO transition charge called Seams Elimination Cost Adjustment (SECA). The SECA charge is being disputed by several market participants. Unless revised, however, SECA is expected to continue at approximately $1 million per month in additional expense through March 2006.

Year to date June 30, 2005, Strategic Energy earned $16.5 million, compared to $18.6 million in the same period last year. Retail gross margin per MWh declined to $5.45 compared to $6.35 in 2004. Earnings for the year to date period were impacted by the previously mentioned SECA charge and an $8.3 million favorable net change in fair values related to energy contracts. At June 30, Strategic Energy had 8.9 million MWhs in backlog for 2005. When combined with the 9.8 million MWhs delivered year to date, Strategic Energy expects 2005 deliveries to be well within the previously stated range of 17.5-21 million MWhs.

Earnings Guidance

Great Plains Energy’s ongoing earnings guidance for 2005 is reaffirmed at $2.05 to $2.20 per share (see Attachment G). KCP&L’s segment contribution to Great Plains Energy’s ongoing earnings is revised to $1.96 to $2.03 per share or $0.10 above previous segment guidance. KCP&L is expected to recognize approximately $0.14 per share in effects of tax planning in the third quarter, partially offset by $0.04 per share in higher expenses.

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Strategic Energy’s contribution to Great Plains Energy’s 2005 ongoing earnings per share is expected to be between $0.26 and $0.31, or $0.10 per share below previous guidance due to the inclusion on the SECA charges.

Non-GAAP Financial Measure

Great Plains Energy provides in its earnings releases descriptions of “ongoing earnings” in addition to earnings calculated in accordance with GAAP. Great Plains Energy also provides its earnings guidance in terms of ongoing earnings. Ongoing earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effect of certain unusual items. Ongoing earnings for historical periods are reconciled to GAAP earnings in Attachments B and C.

Great Plains Energy believes ongoing earnings provides to investors a useful indicator of its results that are comparable among periods because it excludes the effects of unusual items, which may occur on an irregular basis. Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as an unusual item. Ongoing earnings is used internally to measure performance against budget, in reports for management and the board of directors, and in determining incentive compensation.

Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy LLC, a competitive electricity supplier. The Company’s web site is www.greatplainsenergy.com.

CERTAIN FORWARD-LOOKING INFORMATION — Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and the Company; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry and constraints placed on the Company’s actions by the Public Utility Holding Company Act of 1935; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on the Company’s pension plan assets and costs; ability to maintain current credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence of forced generation outages; delays in the anticipated in-service dates of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; performance of projects undertaken by the Company’s non-regulated businesses and the success of efforts to invest in and develop new opportunities; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A

GREAT PLAINS ENERGY Consolidated Statements of Income (Unaudited)
	Three Months Ended June 30		Year to Date June 30
	2005	2004	2005	2004

Operating Revenues	(thousands)
Electric revenues - KCP&L	$272,083	$274,625	$505,298	$521,160
Electric revenues - Strategic Energy	359,172	338,029	670,488	632,140
Other revenues	466	846	1,049	1,678

Total	631,721	613,500	1,176,835	1,154,978

Operating Expenses
Fuel	44,803	42,256	86,293	82,856
Purchased power - KCP&L	16,797	17,353	28,287	29,820
Purchased power - Strategic Energy	338,836	307,404	616,702	571,758
Other	84,375	77,906	164,270	157,640
Maintenance	20,552	23,559	49,910	44,030
Depreciation and amortization	38,241	37,565	76,103	74,085
General taxes	26,566	25,303	52,422	50,024
Gain on property	(994)	(123)	(1,513)	(158)

Total	569,176	531,223	1,072,474	1,010,055

Operating income	62,545	82,277	104,361	144,923
Non-operating income	9,847	1,557	11,771	2,969
Non-operating expenses	(9,657)	(3,577)	(10,972)	(6,479)
Interest charges	(18,386)	(18,966)	(35,873)	(37,305)

Income from continuing operations before income taxes,
minority interest in subsidiaries and loss from equity
investments	44,349	61,291	69,287	104,108
Income taxes	(9,805)	(19,949)	(15,096)	(32,112)
Minority interest in subsidiaries	(8,693)	410	(7,805)	(435)
Loss from equity investments, net of income taxes	(344)	(306)	(689)	(613)

Income from continuing operations	25,507	41,446	45,697	70,948
Discontinued operations, net of income taxes	(3,606)	159	(3,606)	(2,019)

Net income	21,901	41,605	42,091	68,929
Preferred stock dividend requirements	412	412	823	823

Earnings available for common shareholders	$21,489	$41,193	$41,268	$68,106

Average number of common shares outstanding	74,592	70,193	74,515	69,725
Basic and diluted earnings (loss) per common share
Continuing operations	$0.34	$0.59	$0.60	$1.01
Discontinued operations	(0.05)	-	(0.05)	(0.03)

Basic and diluted earnings per common share	$0.29	$0.59	$0.55	$0.98

Cash dividends per common share	$0.415	$0.415	$0.83	$0.83

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Attachment B

GREAT PLAINS ENERGY Consolidated Earnings and Earnings Per Share Three Months Ended June 30 (Unaudited)

	Earnings		Earnings per Great Plains Energy Share

	2005	2004	2005	2004

	(millions)
KCP&L	$29.1	$32.6	$0.39	$0.47
Strategic Energy	3.7	9.3	0.05	0.13
KLT Investments	(2.5)	3.2	(0.03)	0.04
Other	(4.8)	(3.7)	(0.06)	(0.05)

Income from continuing operations	25.5	41.4	0.35	0.59
KLT Gas discontinued operations,
net of income taxes	(3.6)	0.2	(0.05)	-
Preferred dividends	(0.4)	(0.4)	(0.01)	-

Earnings available for common shareholders	$21.5	$41.2	$0.29	$0.59

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$21.5	$41.2	$0.29	$0.59
Reconciling items
KLT Gas -- Discontinued operations	3.6	(0.2)	0.05	-

Ongoing earnings	$25.1	$41.0	$0.34	$0.59

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Attachment C

GREAT PLAINS ENERGY Consolidated Earnings and Earnings Per Share Year to Date June 30 (Unaudited)

	Earnings		Earnings per Great Plains Energy Share

	2005	2004	2005	2004

	(millions)
KCP&L	$39.9	$54.2	$0.54	$0.78
Strategic Energy	16.5	18.6	0.22	0.27
KLT Investments	0.5	6.4	0.01	0.09
Other	(11.2)	(8.3)	(0.16)	(0.12)

Income from continuing operations	45.7	70.9	0.61	1.02
KLT Gas discontinued operations,
net of income taxes	(3.6)	(2.0)	(0.05)	(0.03)
Preferred dividends	(0.8)	(0.8)	(0.01)	(0.01)

Earnings available for common shareholders	$41.3	$68.1	$0.55	$0.98

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$41.3	$68.1	$0.55	$0.98
Reconciling items
KLT Gas -- Discontinued operations	3.6	2.0	0.05	0.03

Ongoing earnings	$44.9	$70.1	$0.60	$1.01

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Attachment D

GREAT PLAINS ENERGY Summary Income Statement by Segment Three Months Ended June 30, 2005 (Unaudited)

	Consolidated GPE	KCP&L	Strategic Energy	Other

	(millions)
Operating revenues	$631.7	$272.1	$359.6	$-
Fuel	(44.8)	(44.8)	-	-
Purchased power	(355.6)	(16.8)	(338.8)	-
Other operating expense	(131.5)	(114.7)	(12.6)	(4.2)
Depreciation and amortization	(38.2)	(36.7)	(1.5)	-
Gain on property	1.0	-	-	1.0

Operating income	62.6	59.1	6.7	(3.2)
Non-operating income (expenses)	0.2	8.7	0.7	(9.2)
Interest charges	(18.4)	(15.5)	(0.7)	(2.2)
Income taxes	(9.8)	(14.5)	(3.0)	7.7
Minority interest in subsidiaries	(8.7)	(8.7)	-	-
Loss from equity investments	(0.4)	-	-	(0.4)
Discontinued operations	(3.6)	-	-	(3.6)

Net income (loss)	$21.9	$29.1	$3.7	$(10.9)

Earnings (loss) per GPE common share	$0.29	$0.39	$0.05	$(0.15)

GREAT PLAINS ENERGY Summary Income Statement by Segment Year to Date June 30, 2005 (Unaudited)

	Consolidated GPE	KCP&L	Strategic Energy	Other

	(millions)
Operating revenues	$1,176.8	$505.3	$671.4	$0.1
Fuel	(86.3)	(86.3)	-	-
Purchased power	(645.0)	(28.3)	(616.7)	-
Other operating expense	(266.5)	(232.9)	(23.3)	(10.3)
Depreciation and amortization	(76.1)	(73.0)	(3.0)	(0.1)
Gain on property	1.5	-	-	1.5

Operating income	104.4	84.8	28.4	(8.8)
Non-operating income (expenses)	0.8	9.0	1.1	(9.3)
Interest charges	(35.9)	(30.1)	(1.5)	(4.3)
Income taxes	(15.1)	(16.0)	(11.5)	12.4
Minority interest in subsidiaries	(7.8)	(7.8)	-	-
Loss from equity investments	(0.7)	-	-	(0.7)
Discontinued operations	(3.6)	-	-	(3.6)

Net income (loss)	$42.1	$39.9	$16.5	$(14.3)

Earnings (loss) per GPE common share	$0.55	$0.54	$0.22	$(0.21)

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Attachment E

GREAT PLAINS ENERGY Consolidated Balance Sheets (Unaudited)
	June 30 2005	December 31 2004

ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$76,543	$127,129
Restricted cash	-	7,700
Receivables, net	343,847	247,184
Fuel inventories, at average cost	23,365	21,121
Materials and supplies, at average cost	55,532	54,432
Deferred income taxes	-	13,065
Assets of discontinued operations	2,677	749
Derivative instruments	24,056	6,372
Other	23,124	14,485

Total	549,144	492,237

Nonutility Property and Investments
Affordable housing limited partnerships	30,388	41,317
Nuclear decommissioning trust fund	88,024	84,148
Other	32,936	32,739

Total	151,348	158,204

Utility Plant, at Original Cost
Electric	4,890,589	4,841,355
Less-accumulated depreciation	2,253,964	2,196,835

Net utility plant in service	2,636,625	2,644,520
Construction work in progress	59,244	53,821
Nuclear fuel, net of amortization of $107,284 and $127,631	31,873	36,109

Total	2,727,742	2,734,450

Deferred Charges and Other Assets
Regulatory assets	141,231	144,345
Prepaid pension costs	103,936	119,811
Goodwill	87,624	86,767
Other	69,920	63,087

Total	402,711	414,010

Total	$3,830,945	$3,798,901

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Attachment E continued

GREAT PLAINS ENERGY Consolidated Balance Sheets (Unaudited)
	June 30 2005	December 31 2004

LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$16,000	$20,000
Commercial paper	173,775	-
Current maturities of long-term debt	251,607	253,230
EIRR bonds classified as current	85,922	85,922
Accounts payable	230,585	199,952
Accrued taxes	57,026	46,993
Accrued interest	11,317	11,598
Accrued payroll and vacations	25,654	32,462
Accrued refueling outage costs	2,240	13,180
Supplier collateral	-	7,700
Liabilities of discontinued operations	6,390	2,129
Other	26,411	24,931

Total	886,927	698,097

Deferred Credits and Other Liabilities
Deferred income taxes	628,310	632,160
Deferred investment tax credits	31,643	33,587
Asset retirement obligations	115,347	113,674
Pension liability	96,873	95,805
Other	88,084	88,524

Total	960,257	963,750

Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
74,671,646 and 74,394,423 shares issued, stated value	773,823	765,482
Unearned compensation	(2,890)	(1,393)
Capital stock premium and expense	(31,407)	(32,112)
Retained earnings	430,905	451,491
Treasury stock-32,084 and 28,488 shares, at cost	(965)	(856)
Accumulated other comprehensive loss	(33,708)	(41,018)

Total	1,135,758	1,141,594
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000

Total	39,000	39,000
Long-term debt	809,003	956,460

Total	1,983,761	2,137,054

Commitments and Contingencies

Total	$3,830,945	$3,798,901

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Attachment F

GREAT PLAINS ENERGY Statistical Summary

	Three Months Ended June 30		Year to Date June 30
	2005	2004	2005	2004

KCP&L
Retail revenues (millions)	$231.9	$220.7	$421.4	$409.9
Wholesale revenues (millions)	$37.3	$50.0	$76.4	$103.6
Average wholesale price per MWh	$38.37	$31.87	$36.49	$32.20
Wholesale sales (MWh)	1,038	1,627	2,248	3,344
Cooling degree days	448	374	448	374
Equivalent availability - coal plants	82%	79%	80%	81%
Capacity factor - coal plants	78%	75%	76%	78%
Strategic Energy
MWhs delivered	5,136	5,066	9,761	9,464
MWhs delivered plus current year backlog	N/A	N/A	18,679	19,323
Average contract duration - overall (months)	14	7	14	9
Average contract duration - new business (months)	14	12	15	16
Average retail gross margins - overall	$3.85	$5.95	$5.45	$6.35
Retention rate	69%	85%	71%	80%
Retention rate including month to month customers	83%	88%	81%	87%

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Attachment G

GREAT PLAINS ENERGY 2005 Ongoing Earnings Guidance

	Previous Range			Revised Range

Kansas City Power & Light	$1.86	-	$1.93	$1.96	-	$2.03
Strategic Energy (1)	0.36	-	0.41	0.26	-	0.31
KLT Investments	0.07	-	0.08	0.07	-	0.08
Other (2)	(0.24)	-	(0.22)	(0.24)	-	(0.22)

Consolidated Ongoing EPS (3)	$2.05	-	$2.20	$2.05	-	$2.20

1Represents Great Plains Energy’s indirect ownership interest in Strategic Energy of just under 100%.

2Other includes Home Service Solutions, Holding Company cost and other miscellaneous items.

3Great Plains Energy is unable to reconcile its 2005 ongoing earnings guidance to GAAP earnings per share because we do not predict the future impact of unusual items. The impact of unusual items could be material to our operating results computed in accordance with GAAP.

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